  As filed with the Securities and Exchange Commission on February 20, 1996
                                                       Registration No. 33-64283

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

          CALIFORNIA                                      77-0059951
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
              (Address of principal executive offices) (Zip Code)

                              --------------------

                         GRAND JUNCTION NETWORKS, INC.
                                1992 STOCK PLAN
                            (Full title of the plan)

                              --------------------

                                JOHN T. CHAMBERS
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                              CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                    (Name and address of agent for service)
                                 (408) 526-4000
         (Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

                                DE-REGISTRATION

               On November 6, 1995, Cisco Systems, Inc. (the "Registrant") merged with Grand Junction Networks, Inc. ("Grand Junction"). Pursuant to the Merger, on November 15, 1995, the Registrant registered on a Form S-8 Registration Statement with the Securities and Exchange Commission, Registration Number 33-64283, 1,118,047 shares of the Registrant's Common Stock pursuant to options previously granted under Grand Junction's 1992 Stock Plan as assumed by the Registrant. The Registrant has determined that not all of the registered shares will in fact be issued under the assumed 1992 Stock Plan and is hereby de-registering 703,677 of the previously registered shares, with such de-registration to be effective immediately upon the filing of this Post-Effective Amendment.


                                     II-1.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 14th day of February, 1996.

                               CISCO SYSTEMS, INC.

                               By* /s/JOHN T. CHAMBERS
                                 -----------------------------------------------
                                 John T. Chambers
                                 President, Chief Executive Officer and Director

         Pursuant to the requirements of the 1933 Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                        Title                                          Date
----------                        -----                                          ----
*/s/JOHN T. CHAMBERS              President, Chief Executive Officer and         February 14, 1996
----------------------------      Director (Principal Executive Officer)
John T. Chambers

*/s/LARRY R. CARTER               Vice President, Finance and Administration,    February 14, 1996
----------------------------      Chief Financial Officer and Secretary
Larry R. Carter                   (Principal Financial and Accounting Officer)

*/s/JOHN P. MORGRIDGE             Chairman of the Board                          February 14, 1996
----------------------------
John P. Morgridge

*/s/DONALD T. VALENTINE           Vice Chairman of the Board                     February 14, 1996
----------------------------
Donald T. Valentine

*/s/MICHAEL S. FRANKEL            Director                                       February 14, 1996
----------------------------
Michael S. Frankel

*/s/JAMES F. GIBBONS              Director                                       February 14, 1996
----------------------------
James F. Gibbons

*/s/ROBERT L. PUETTE              Director                                       February 14, 1996
----------------------------
Robert L. Puette

                                  Director
----------------------------
Masayoshi Son

* By /s/LARRY R. CARTER                                                          February 14, 1996
     -----------------------
     Larry R. Carter
     Attorney-in-Fact

                                     II-2.